EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Fourth Quarter and Full Year 2012 Results

Editorial contacts	●	Full year fiscal 2012 non-GAAP diluted earnings per share of $4.05, within the previously provided outlook of $4.05 to $4.07

Michael Thacker, HP	●	Full year fiscal 2012 GAAP loss per share of $6.41
+1 650 857 2254
corpmediarelations@hp.com	●	Full year fiscal 2012 net revenue of $120.4 billion, down 5% from the prior-year period and down 4% when adjusted for the effects of currency
HP Investor Relations
investor.relations@hp.com	●	Fourth quarter non-GAAP diluted earnings per share of $1.16, down 1% from the prior-year period
www.hp.com/go/newsroom
	●	Fourth quarter GAAP loss per share of $3.49

	●	Fourth quarter net revenue of $30.0 billion, down 7% from the prior-year period and down 4% when adjusted for the effects of currency

	●	Cash flow from operations of $4.1 billion, up 69% from the prior-year period

	●	Returned $384 million in cash to shareholders in the form of dividends and share repurchases

	●	Fourth quarter and full year fiscal 2012 results include a non-cash goodwill and intangible asset impairment charge of $8.8 billion relating to the Autonomy business within the Software segment

HP fourth quarter and full year 2012 financial performance

	Q4FY12	Q4FY11	Y/Y	FY12	FY11	Y/Y
GAAP net revenue ($B)	$30.0	$32.1	(7%)	$120.4	$127.2	(5%)
GAAP operating margin	(21.7%)	2.5%	(24.2 pts)	(9.2%)	7.6%	(16.8 pts)
GAAP net (loss) earnings ($B)	($6.9)	$0.2		($12.7)	$7.1
GAAP (loss) diluted EPS	($3.49)	$0.12		($6.41)	$3.32
Non-GAAP operating margin	10.4%	9.7%	0.7pts	9.3%	10.8%	(1.5 pts)
Non-GAAP net earnings ($B)	$2.3	$2.4	(3%)	$8.0	$10.4	(23%)
Non-GAAP diluted EPS	$1.16	$1.17	(1%)	$4.05	$4.88	(17%)

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

PALO ALTO, Calif., Nov. 20, 2012 — HP today announced financial results for its fourth fiscal quarter and full fiscal year ended Oct. 31, 2012.

For the full year fiscal 2012, net revenue of $120.4 billion was down 5% from the prior-year period and down 4% when adjusted for the effects of currency.

Full-year GAAP loss per share was $6.41, down from diluted earnings per share (EPS) of $3.32 in the prior-year period. Full-year non-GAAP diluted EPS was $4.05, down 17% from the prior-year period. Full year non-GAAP earnings information excludes after tax costs of $20.7 billion, or $10.46 per diluted share, related to the impairment of goodwill and purchased intangible assets, restructuring charges, amortization of purchased intangible assets, charges relating to the wind down of non-strategic businesses and acquisition-related charges.

For the fourth quarter, net revenue of $30.0 billion was down 7% year over year and down 4% when adjusted for the effects of currency.

Fourth quarter GAAP loss per share was $3.49, down from diluted EPS of $0.12 in the prior-year period. Fourth quarter non-GAAP diluted EPS was $1.16, down 1% from the prior-year period. Fourth quarter non-GAAP earnings information excludes after-tax costs of $9.1 billion, or $4.65 per diluted share, related to the impairment of goodwill and purchased intangible assets, restructuring charges, amortization of purchased intangible assets and acquisition-related charges.

“As we discussed during our Securities Analyst Meeting last month, fiscal 2012 was the first year in a multiyear journey to turn HP around,” said Meg Whitman, HP president and chief executive officer.  “We’re starting to see progress in key areas, such as new product releases and customer wins.  We’re particularly pleased that in Q4, we were able to improve our balance sheet, generating $4.1 billion in operating cash flow, and we returned $384 million to shareholders in the form of share repurchases and dividends.”

Fourth Fiscal Quarter 2012 Business Group Results

●
Personal Systems revenue was down 14% year over year with a 3.5% operating margin. Commercial revenue decreased 13%, and Consumer revenue declined 16%.  Total units were down 12% with both Desktops and Notebooks units down 12%.

●
Printing revenue declined 5% year over year with a 17.5% operating margin.  Total hardware units were down 20% year over year. Commercial hardware units were down 15% year over year, and Consumer hardware units were down 22% year over year.

●
Services revenue declined 6% year over year with a 14.2% operating margin.  Technology Services revenue was down 4% year over year, Application and Business Services revenue was down 7% year over year, and IT Outsourcing revenue declined 6% year over year.

●
Enterprise Servers, Storage and Networking (ESSN) revenue declined 9% year over year with an 8.3% operating margin. Networking revenue was up 7%, Industry Standard Servers revenue was down 7%, Business Critical Systems revenue was down 25%, and Storage revenue was down 13% year over year.

●	Software revenue grew 14% year over year with a 27.2% operating margin, including the results of Autonomy. Software revenue was driven by 10% license growth, 9% support growth, and 48% growth in services.

●	HP Financial Services revenue grew 1% year over year as a 3% increase in net portfolio assets was offset by an 11% decrease in financing volume. The business delivered a 10.8% operating margin.

Asset Management
HP generated $4.1 billion in cash flow from operations in the fourth quarter. Inventory ended the quarter at $6.3 billion, with days of inventory down 2 days year over year to 25 days. Accounts receivable of $16.4 billion was down 2 days year over year to 49 days. Accounts payable ended the quarter at $13.4 billion, up 1 day from the prior-year period to 53 days. HP’s dividend payment of $0.132 per share in the fourth quarter resulted in cash usage of $260 million. HP also utilized $124 million of cash during the quarter to repurchase approximately 7.6 million shares of common stock in the open market. HP exited the quarter with $11.8 billion in gross cash.

HP recorded a non-cash charge for the impairment of goodwill and intangible assets within its Software segment of approximately $8.8 billion in the fourth quarter of its 2012 fiscal year.  The majority of this impairment charge is linked to serious accounting improprieties, disclosure failures and outright misrepresentations at Autonomy Corporation plc that occurred prior to HP’s acquisition of Autonomy and the associated impact of those improprieties, failures and misrepresentations on the expected future financial performance of the Autonomy business over the long-term. The balance of the impairment charge is linked to the recent trading value of HP stock.  There will be no cash impact associated with the impairment charge.

Outlook
For the first quarter of fiscal 2013, HP estimates non-GAAP diluted EPS to be in the range of $0.68 to $0.71 and GAAP diluted EPS to be in the range of $0.34 to $0.37.

First quarter fiscal 2013 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.34 per share, related primarily to the amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

For the full year fiscal 2013, HP estimates a non-GAAP diluted EPS to be in the range of $3.40 to $3.60 and GAAP diluted EPS to be in the range of $2.10 to $2.30, in-line with HP’s previously communicated outlook.

Full year fiscal 2013 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $1.30 per share, related primarily to the amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

More information on HP’s earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q4 FY12 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2012Q4webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted earnings per share, cash and cash equivalents or cash flow from operations prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, earnings per share, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs and retirement programs; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10–Q for the fiscal quarter ended July 31, 2012. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-K for the fiscal year ended October 31, 2012. In particular, determining HP’s actual tax balances and provisions as of October 31, 2012 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

EXHIBIT 99.1
HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2012	July 31, 2012	October 31, 2011

Net revenue	$29,959	$29,669	$32,122

Costs and expenses:(a)
Cost of sales	22,711	22,820	25,304
Research and development	909	854	829
Selling, general and administrative	3,227	3,366	3,605
Amortization of purchased intangible assets	372	476	411
Impairment of goodwill and purchased intangible assets	8,847	9,188	885
Restructuring charges	378	1,795	179
Acquisition-related charges	3	3	114
Total costs and expenses	36,447	38,502	31,327

(Loss) earnings from operations	(6,488)	(8,833)	795

Interest and other, net	(188)	(224)	(401)

(Loss) earnings before taxes	(6,676)	(9,057)	394

Provision (benefit) for taxes	178	(200)	155

Net (loss) earnings	$(6,854)	$(8,857)	$239

Net (loss) earnings per share:
Basic	$(3.49)	$(4.49)	$0.12
Diluted	$(3.49)	$(4.49)	$0.12

Cash dividends declared per share	$-	$0.26	$-

Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,964	1,971	1,989
Diluted	1,964	1,971	2,005

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of sales have been reclassified as Selling, general and administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2012	2011
	(Unaudited)

Net revenue	$120,357	$127,245

Costs and expenses:(a)
Cost of sales	92,385	97,418
Research and development	3,399	3,254
Selling, general and administrative	13,500	13,577
Amortization of purchased intangible assets	1,784	1,607
Impairment of goodwill and purchased intangible assets	18,035	885
Restructuring charges	2,266	645
Acquisition-related charges	45	182
Total costs and expenses	131,414	117,568

(Loss) earnings from operations	(11,057)	9,677

Interest and other, net	(876)	(695)

(Loss) earnings before taxes	(11,933)	8,982

Provision for taxes	717	1,908

Net (loss) earnings	$(12,650)	$7,074

Net (loss) earnings per share:
Basic	$(6.41)	$3.38
Diluted	$(6.41)	$3.32

Cash dividends declared per share	$0.50	$0.40

Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,974	2,094
Diluted	1,974	2,128

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of sales have been reclassified as Selling, general and administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET REVENUE, NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended October 31, 2012	Diluted earnings per share	Three months ended July 31, 2012	Diluted earnings per share	Three months ended October 31, 2011	Diluted earnings per share

GAAP net revenue	$29,959		$29,669		$32,122

Non-GAAP adjustment:
WebOS device contra revenue, net(a)	-		-		142
Non-GAAP net revenue	$29,959		$29,669		$32,264

GAAP net (loss) earnings	$(6,854)	$(3.49)	$(8,857)	$(4.49)	$239	$0.12

Non-GAAP adjustments:
Amortization of purchased intangible assets	372	0.19	476	0.25	411	0.20
Impairment of goodwill and purchased intangible assets(b)	8,847	4.51	9,188	4.66	885	0.44
Restructuring charges	378	0.19	1,795	0.91	179	0.09
Acquisition-related charges in earnings from operations	3	-	3	-	114	0.06
Wind down of the webOS device business(c)	-	-	-	-	755	0.38
Wind down of non-strategic businesses(d)	-	-	108	0.05	-	-
Acquisition-related charges in interest and other, net(e)	-	-	-	-	276	0.14
Adjustments for taxes(f)	(465)	(0.24)	(740)	(0.38)	(509)	(0.26)
Non-GAAP net earnings	$2,281	$1.16	$1,973	$1.00	$2,350	$1.17

GAAP (loss) earnings from operations	$(6,488)		$(8,833)		$795

Non-GAAP adjustments:
Amortization of purchased intangible assets	372		476		411
Impairment of goodwill and purchased intangible assets(b)	8,847		9,188		885
Restructuring charges	378		1,795		179
Acquisition-related charges in earnings from operations	3		3		114
Wind down of the webOS device business(c)	-		-		755
Wind down of non-strategic businesses(d)	-		108		-
Non-GAAP earnings from operations	$3,112		$2,737		$3,139

GAAP operating margin	(22% )		(30% )		2%
Non-GAAP adjustments	32%		39%		8%
Non-GAAP operating margin	10%		9%		10%

(a)	Includes contra revenue primarily associated with sales incentive programs to wind down the webOS device business, net of webOS device revenue.

(b)
For the period ended October 31, 2012, represents a goodwill and intangible asset impairment charge of $8.8 billion associated with the Autonomy reporting unit within the Software segment. For the period ended July 31, 2012, represents a goodwill impairment charge of $8.0 billion associated with the Services segment and an intangible asset impairment charge of $1.2 billion associated with the “Compaq” trade name within the Personal Systems segment (formerly known as the Personal Systems Group segment). For the period ended October 31, 2011, includes impairment charges to goodwill and purchased intangible assets associated with the acquisition of Palm, Inc. on July 1, 2010 recorded as result of the decision announced on August 18, 2011 to wind down the webOS device business.

(c)	Includes primarily expenses and adjustments for supplier-related obligations and contra revenue associated with sales incentive programs related to winding down the webOS device business.

(d)	Represents primarily contract-related charges, including inventory write-downs, related to winding down certain retail publishing business activities within the Printing segment (formerly known as the Imaging and Printing Group segment).

(e)	Includes primarily the cost of the British pound options bought to limit foreign exchange rate risk in connection with the Autonomy acquisition.

(f)	For the periods ended October 31, 2012 and July 31, 2012, adjustments for taxes is net of valuation allowances of $0.5 billion and $0.8 billion provided for certain deferred tax assets, respectively.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET REVENUE, NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31, 2012	Diluted earnings per share	Twelve months ended October 31, 2011	Diluted earnings per share

GAAP net revenue	$120,357		$127,245

Non GAAP adjustment:
WebOS device contra revenue, net(a)	-		142
Non GAAP net revenue	$120,357		$127,387

GAAP net (loss) earnings	$(12,650)	$(6.41)	$7,074	$3.32

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,784	0.90	1,607	0.75
Impairment of goodwill and purchased intangible assets(b)	18,035	9.14	885	0.42
Restructuring charges	2,266	1.15	645	0.30
Acquisition-related charges in earnings from operations	45	0.02	182	0.09
Wind down of the webOS device business(c)	(36)	(0.02)	755	0.35
Wind down of non-strategic businesses(d)	108	0.05	-	-
Acquisition-related charges in interest and other, net(e)	-	-	276	0.13
Adjustments for taxes(f)	(1,517)	(0.78)	(1,045)	(0.48)
Non-GAAP net earnings	$8,035	$4.05	$10,379	$4.88

GAAP (loss) earnings from operations	$(11,057)		$9,677

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,784		1,607
Impairment of goodwill and purchased intangible assets(b)	18,035		885
Restructuring charges	2,266		645
Acquisition-related charges in earnings from operations	45		182
Wind down of the webOS device business(c)	(36)		755
Wind down of non-strategic businesses(d)	108		-
Non-GAAP earnings from operations	$11,145		$13,751

GAAP operating margin	(9% )		8%
Non-GAAP adjustments	18%		3%
Non-GAAP operating margin	9%		11%

(a)	Includes contra revenue primarily associated with sales incentive programs to wind down the webOS device business, net of webOS device revenue.

(b)
For the period ended October 31, 2012, represents a goodwill and intangible asset impairment charge of $8.8 billion associated with the Autonomy reporting unit within the Software segment, a goodwill impairment charge of $8.0 billion associated with the Services segment and an intangible asset impairment charge of $1.2 billion associated with the “Compaq” trade name within the Personal Systems segment. For the period ended October 31, 2011, includes impairment charges to goodwill and purchased intangible assets associated with the acquisition of Palm, Inc. on July 1, 2010 recorded as result of the decision announced on August 18, 2011 to wind down the webOS device business.

(c)	Includes primarily expenses and adjustments for supplier-related obligations and contra revenue associated with sales incentive programs related to winding down the webOS device business.

(d)	Represents primarily contract-related charges, including inventory write-downs, related to winding down certain retail publishing business activities within the Printing segment.

(e)	Includes primarily the cost of the British pound options bought to limit foreign exchange rate risk in connection with the Autonomy acquisition.

(f)	For the period ended October 31, 2012, adjustments for taxes is net of valuation allowances of $1.3 billion provided for certain deferred tax assets.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	October 31, 2012	October 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,301	$8,043
Accounts receivable	16,407	18,224
Financing receivables	3,252	3,162
Inventory	6,317	7,490
Other current assets	13,360	14,102

Total current assets	50,637	51,021

Property, plant and equipment	11,954	12,292

Long-term financing receivables and other assets	10,593	10,755

Goodwill and purchased intangible assets	35,584	55,449

Total assets	$108,768	$129,517

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$6,647	$8,083
Accounts payable	13,350	14,750
Employee compensation and benefits	4,058	3,999
Taxes on earnings	846	1,048
Deferred revenue	7,494	7,449
Other accrued liabilities	14,271	15,113

Total current liabilities	46,666	50,442

Long-term debt	21,789	22,551

Other liabilities	17,480	17,520

Stockholders' equity:
HP stockholders' equity	22,436	38,625
Non-controlling interests	397	379

Total stockholders' equity	22,833	39,004

Total liabilities and stockholders' equity	$108,768	$129,517

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended October 31, 2012	Twelve months ended October 31, 2012

Cash flows from operating activities:
Net loss	$(6,854)	$(12,650)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,201	5,095
Impairment of goodwill and purchased intangible assets	8,847	18,035
Stock-based compensation expense	141	635
Provision for bad debt and inventory	165	419
Restructuring charges	378	2,266
Deferred taxes on earnings	(21)	(711)
Excess tax benefit from stock-based compensation	-	(12)
Other, net	(65)	265

Changes in operating assets and liabilities:
Accounts and financing receivables	(1,166)	1,269
Inventory	892	890
Accounts payable	782	(1,414)
Taxes on earnings	(280)	(320)
Restructuring	(368)	(840)
Other assets and liabilities	407	(2,356)
Net cash provided by operating activities	4,059	10,571

Cash flows from investing activities:
Investment in property, plant and equipment	(873)	(3,706)
Proceeds from sale of property, plant and equipment	296	617
Purchases of available-for-sale securities and other investments	(179)	(972)
Maturities and sales of available-for-sale securities and other investments	146	662
Payments made in connection with business acquisitions, net of cash acquired	-	(141)
Proceeds from business divestiture, net	-	87
Net cash used in investing activities	(610)	(3,453)

Cash flows from financing activities:
Repayment of commercial paper and notes payable, net	(222)	(2,775)
Issuance of debt	54	5,154
Payment of debt	(1,111)	(4,333)
Issuance of common stock under employee stock plans	6	716
Repurchase of common stock	(124)	(1,619)
Excess tax benefit from stock-based compensation	-	12
Cash dividends paid	(260)	(1,015)
Net cash used in financing activities	(1,657)	(3,860)

Increase in cash and cash equivalents	1,792	3,258
Cash and cash equivalents at beginning of period	9,509	8,043
Cash and cash equivalents at end of period	$11,301	$11,301

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31, 2012	July 31, 2012	October 31, 2011

Net revenue:(a)

Personal Systems	$8,705	$8,620	$10,118
Printing	6,080	6,017	6,419
Total Printing and Personal Systems Group(b)	14,785	14,637	16,537
Services	8,711	8,754	9,227
Enterprise Servers, Storage and Networking	5,119	5,143	5,601
Software	1,171	973	1,023
HP Financial Services	966	935	952
Corporate Investments	13	19	(131)
Total segments	30,765	30,461	33,209
Eliminations of intersegment net revenue and other	(806)	(792)	(1,087)

Total HP consolidated net revenue	$29,959	$29,669	$32,122

Earnings before taxes:(a)

Personal Systems	$309	$409	$578
Printing	1,067	949	793
Total Printing and Personal Systems Group(b)	1,376	1,358	1,371
Services	1,234	959	1,210
Enterprise Servers, Storage and Networking	423	562	717
Software	318	175	284
HP Financial Services	104	97	98
Corporate Investments	(83)	(58)	(908)
Total segment earnings from operations	3,372	3,093	2,772

Corporate and unallocated costs and eliminations	(120)	(314)	(196)
Unallocated costs related to stock-based compensation expense	(140)	(150)	(192)
Amortization of purchased intangible assets	(372)	(476)	(411)
Impairment of goodwill and purchased intangible assets	(8,847)	(9,188)	(885)
Restructuring charges	(378)	(1,795)	(179)
Acquisition-related charges	(3)	(3)	(114)
Interest and other, net	(188)	(224)	(401)

Total HP consolidated (loss) earnings before taxes	$(6,676)	$(9,057)	$394

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Printing, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to Printing, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems and HP Financial Services segments.

(b)
As part of a realignment of the structure of HP’s business in fiscal 2012, the Personal Systems segment and the Printing segment have been structured beneath a newly formed Printing and Personal Systems Group. While the Printing and Personal Systems Group is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(In millions)

	Twelve months ended
	October 31,
	2012	2011
	(Unaudited)

Net revenue:(a)

Personal Systems	$35,650	$39,574
Printing	24,487	26,176
Total Printing and Personal Systems Group(b)	60,137	65,750
Services	34,922	35,702
Enterprise Servers, Storage and Networking	20,491	22,064
Software	4,060	3,367
HP Financial Services	3,819	3,596
Corporate Investments	108	208
Total Segments	123,537	130,687
Eliminations of intersegment net revenue and other	(3,180)	(3,442)

Total HP consolidated net revenue	$120,357	$127,245

Earnings before taxes:(a)

Personal Systems	$1,706	$2,350
Printing	3,585	3,927
Total Printing and Personal Systems Group(b)	5,291	6,277
Services	4,095	5,203
Enterprise Servers, Storage and Networking	2,132	2,997
Software	827	722
HP Financial Services	388	348
Corporate Investments	(238)	(1,619)
Total segment earnings from operations	12,495	13,928
Corporate and unallocated costs and eliminations	(790)	(314)
Unallocated costs related to stock-based compensation expense	(632)	(618)
Amortization of purchased intangible assets	(1,784)	(1,607)
Impairment of goodwill and purchased intangible assets	(18,035)	(885)
Restructuring charges	(2,266)	(645)
Acquisition-related charges	(45)	(182)
Interest and other, net	(876)	(695)

Total HP consolidated (loss) earnings before taxes	$(11,933)	$8,982

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Printing, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to Printing, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems and HP Financial Services segments.

(b)
As part of a realignment of the structure of HP’s business in fiscal 2012, the Personal Systems segment and the Printing segment have been structured beneath a newly formed Printing and Personal Systems Group. While the Printing and Personal Systems Group is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended			Growth rate (%)
	October 31, 2012	July 31, 2012	October 31, 2011	Q/Q	Y/Y

Net revenue:(a)

Printing and Personal Systems Group(b)
Personal Systems
Notebooks	$4,572	$4,416	$5,390	4%	(15%)
Desktops	3,369	3,486	3,946	(3%)	(15%)
Workstations	550	526	593	5%	(7%)
Other	214	192	189	11%	13%
Total Personal Systems	8,705	8,620	10,118	1%	(14%)

Printing
Supplies	4,007	4,005	4,041	0%	(1%)
Commercial Hardware	1,482	1,445	1,694	3%	(13%)
Consumer Hardware	591	567	684	4%	(14%)
Total Printing	6,080	6,017	6,419	1%	(5%)
Total Printing and Personal Systems Group	14,785	14,637	16,537	1%	(11%)

Services
Infrastructure Technology Outsourcing	3,657	3,665	3,895	0%	(6%)
Technology Services	2,629	2,634	2,728	0%	(4%)
Application and Business Services(c)	2,425	2,455	2,604	(1%)	(7%)
Total Services	8,711	8,754	9,227	0%	(6%)

Enterprise Servers, Storage and Networking
Industry Standard Servers	3,137	3,187	3,384	(2%)	(7%)
Storage	946	924	1,088	2%	(13%)
Business Critical Systems	401	385	535	4%	(25%)
Networking	635	647	594	(2%)	7%
Total Enterprise Servers, Storage and Networking	5,119	5,143	5,601	0%	(9%)

Software	1,171	973	1,023	20%	14%

HP Financial Services	966	935	952	3%	1%

Corporate Investments	13	19	(131)	(32%)	(110%)
Total segments	30,765	30,461	33,209	1%	(7%)

Elimination of intersegment net revenue and other	(806)	(792)	(1,087)	2%	(26%)

Total HP consolidated net revenue	$29,959	$29,669	$32,122	1%	(7%)

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Printing, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to Printing, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems and HP Financial Services segments.

(b)
As part of a realignment of the structure of HP’s business in fiscal 2012, the Personal Systems segment and the Printing segment have been structured beneath a newly formed Printing and Personal Systems Group. While the Printing and Personal Systems Group is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

(c)	The former Application Services, Business Process Outsourcing and Other Services business units were consolidated into a new Application and Business Services business unit in fiscal 2012.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(In millions)

	Twelve months ended
	October 31,
	2012	2011
	(Unaudited)

Net revenue:(a)

Printing and Personal Systems Group(b)
Personal Systems
Notebooks	$18,830	$21,319
Desktops	13,888	15,260
Workstations	2,148	2,216
Other	784	779
Total Personal Systems	35,650	39,574

Printing
Supplies	16,151	17,154
Commercial Hardware	5,895	6,183
Consumer Hardware	2,441	2,839
Total Printing	24,487	26,176
Total Printing and Personal Systems Group	60,137	65,750

Services
Infrastructure Technology Outsourcing	14,692	15,224
Technology Services	10,463	10,542
Application and Business Services(c)	9,767	9,936
Total Services	34,922	35,702

Enterprise Servers, Storage and Networking
Industry Standard Servers	12,582	13,521
Storage	3,815	4,056
Business Critical Systems	1,612	2,095
Networking	2,482	2,392
Total Enterprise Servers, Storage and Networking	20,491	22,064

Software	4,060	3,367

HP Financial Services	3,819	3,596

Corporate Investments	108	208
Total segments	123,537	130,687

Elimination of intersegment net revenue and other	(3,180)	(3,442)

Total HP consolidated net revenue	$120,357	$127,245

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Printing, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to Printing, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems and HP Financial Services segments.

(b)
As part of a realignment of the structure of HP’s business in fiscal 2012, the Personal Systems segment and the Printing segment have been structured beneath a newly formed Printing and Personal Systems Group. While the Printing and Personal Systems Group is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

(c)	The former Application Services, Business Process Outsourcing and Other Services business units were consolidated into a new Application and Business Services business unit in fiscal 2012.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)
(In millions)

	Three months ended		Change in Operating Margin (pts)
	October 31, 2012		Q/Q		Y/Y

Non-GAAP operating margin:(a)
Personal Systems	3.5%		(1.2 pts	)	(2.2 pts	)
Printing	17.5%		1.7 pts		5.1 pts
Printing and Personal Systems Group(b)	9.3%		-		1.0 pts

Services	14.2%		3.2 pts		1.1 pts
Enterprise Servers, Storage and Networking	8.3%		(2.6 pts	)	(4.5 pts	)
Software	27.2%		9.2 pts		(0.6 pts	)
HP Financial Services	10.8%		0.4 pts		0.5 pts
Corporate Investments	(638.5%	)	(280.6 pts	)	752.4 pts
Total segments	11.0%		0.9 pts		0.4 pts

Total HP consolidated non-GAAP operating margin	10.4%		1.2 pts		0.7 pts

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Printing, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to Printing, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems and HP Financial Services segments.

(b)
As part of a realignment of the structure of HP’s business in fiscal 2012, the Personal Systems segment and the Printing segment have been structured beneath a newly formed Printing and Personal Systems Group. While the Printing and Personal Systems Group is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2012	July 31, 2012	October 31, 2011

Numerator:
GAAP net (loss) earnings	$(6,854)	$(8,857)	$239
Non-GAAP net earnings	$2,281	$1,973	$2,350

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share and
diluted net (loss) per share	1,964	1,971	1,989
Dilutive effect of employee stock plans	3	4	16
Weighted-average shares used to compute diluted net earnings per share	1,967	1,975	2,005

GAAP net (loss) earnings per share:
Basic	$(3.49)	$(4.49)	$0.12
Diluted(a)	$(3.49)	$(4.49)	$0.12

Non-GAAP net earnings per share:
Basic	$1.16	$1.00	$1.18
Diluted(b)	$1.16	$1.00	$1.17

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2012	2011

Numerator:
GAAP net (loss) earnings	$(12,650)	$7,074
Non-GAAP net earnings	$8,035	$10,379

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share and
diluted net (loss) per share	1,974	2,094
Dilutive effect of employee stock plans	10	34
Weighted-average shares used to compute diluted net earnings per share	1,984	2,128

GAAP net (loss) earnings per share:
Basic	$(6.41)	$3.38
Diluted(a)	$(6.41)	$3.32

Non-GAAP net earnings per share:
Basic	$4.07	$4.96
Diluted(b)	$4.05	$4.88

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net revenue is net revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP
Non-GAAP net revenue reflects the elimination of contra revenue associated with sales incentive programs implemented in the fourth fiscal quarter of 2011 in connection with the wind down of HP’s webOS device business, net of webOS device revenue for the period. Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and purchased intangible assets, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●	In the fourth quarter of fiscal 2011, HP announced that it would wind down its webOS device business. Non-GAAP net revenue reported in the fourth quarter of fiscal 2011 reflects the elimination of contra revenue associated with sales incentive programs implemented in connection with the wind down of that business, net of webOS device revenue for the period. Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP net revenue facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past and future operating performance.

●	In the third quarter of fiscal 2012, HP decided to wind down certain retail publishing business activities. Non-GAAP operating profit reported in the third quarter of fiscal 2012 reflects the elimination of certain contract-related charges, including inventory write-downs, in connection with the wind down of that business. Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past and future operating performance.

●	Goodwill is the excess of the purchase price of acquired companies over the estimated fair value of the tangible and intangible assets acquired and liabilities assumed. Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. In the fourth quarter of fiscal 2012, HP recorded a non-cash charge for the impairment of goodwill and intangible assets associated with the acquisition of Autonomy Corporation plc. The charge relates to serious accounting improprieties, disclosure failures and outright misrepresentations at Autonomy that occurred prior to HP’s acquisition of Autonomy and the trading value of HP stock during the period preceding the recording of the charge. In the third quarter of fiscal 2012, HP recorded an impairment charge for the goodwill associated with its Services segment following an impairment review driven by, among other things, the trading value of HP stock during the period preceding the recording of the charge, market conditions and business trends within that segment. In addition, in that same quarter, HP recorded an impairment charge related to the intangible asset associated with the "Compaq" trade name acquired in 2002 in conjunction with a change in branding strategy. In the fourth quarter of fiscal 2011, HP recorded impairment charges to goodwill and certain intangible assets associated with the acquisition of Palm Inc. The charges relate to HP’s decision to wind-down the webOS device business. Impairment charges are inconsistent in amount and frequency. HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

●	HP incurs charges relating to the amortization of purchased intangibles. HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects. All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

●	Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past and future operating performance.

●	HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

●	Other companies may calculate non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.

© 2012 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.